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                                  Exhibit 3(d)
                                  ------------


                            Certificate of Amendment
                             by Shareholders to the
                              Amended and Restated
                          Articles of Incorporation of
                            Worthington Foods, Inc.
                            (as filed with the Ohio
                               Secretary of State
                                on May 6, 1997)


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[THE SEAL    Prescribed by
OF THE       BOB TAFT, Secretary of State                 Charter No. __________
SECRETARY    30 East Broad Street, 14th Floor             Approved _____________
OF STATE     Columbus, Ohio  43266-0418                   Date _________________
OF OHIO]     Form SH-AMD (January 1991)                   Fee



                            CERTIFICATE OF AMENDMENT
                  BY SHAREHOLDERS TO THE AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF

                             Worthington Foods, Inc.
--------------------------------------------------------------------------------
                              (Name of Corporation)

Dale E. Twomley                                     , who is:
----------------------------------------------------

[ ] Chairman of the Board     [X] President     [ ] Vice President (check one)

and

Ronald L. McDermott                        , who is:
-------------------------------------------

[X] Secretary     [ ] Assistant Secretary (Check One)

of the above name Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on April 22, 1997 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 78.4% of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

     Please see Annex A for resolution adopted by shareholders to amend Article FOURTH of Amended and Restated Articles of Incorporation



         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 22nd day of April, 1997.


                                             By  /s/ Dale E. Twomley
                                                -------------------------------
                                                 Dale E. Twomley, President


                                             By  /s/ Ronald L. McDermott
                                                -------------------------------
                                                 Ronald L. McDermott, Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.
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                                     ANNEX A
                                     -------


                  RESOLVED, that the first sentence of the first paragraph of Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

                  The authorized number of shares of the Corporation is 32,000,000, of which 30,000,000 shall be common shares, without par value (designated as "common shares"), and 2,000,000 shall be preferred shares, without par value (designated as "preferred shares").